Exhibit 10.7

Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of this 20th day of August 2021, is made by NEWEGG TECH, INC. , a Delaware corporation (formerly known as Newegg Mall, Inc.) (“Newegg Tech”), CHIEFVALUE.COM, INC., a New Jersey corporation (“ChiefValue”) and NUTREND AUTOMOTIVE, INC., a Delaware corporation (“NuTrend” and together with Newegg Tech, CheifValue, and each other Person hereafter made a party hereto, the “Grantors” and each a “Grantor”), with an address at 17560 Rowland Street, City of Industry, CA 91748 or such other address as may be indicated in the documentation pursuant to which such person is made a party hereto, in favor of EAST WEST BANK, in its capacity as administrative agent and collateral agent for the Secured Parties (in such capacity, the “Agent”), with an address at 2350 Mission College Boulevard, Suite 988, Santa Clara, California 95054. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as defined below).

Grantors are affiliates of Newegg Commerce, Inc., a business company incorporated with limited liability under the laws of the British Virgin Islands (“Newegg Commerce”), Newegg Inc., a Delaware corporation (“Newegg”), Newegg North America Inc., a Delaware corporation (“Newegg NorAm”), Newegg.com Americas Inc., a Delaware corporation (“Newegg Americas”), NEWEGG CANADA INC., an Ontario corporation (“Newegg Canada”), Magnell Associate, Inc., a California corporation (“Magnell”), Rosewill Inc., a Delaware corporation (“Rosewill”), Newegg Business Inc., a Delaware corporation (“Newegg Biz”), Ozzo Inc., a Delaware corporation (“Ozzo”), Newegg STAFFING Inc., a Delaware corporation (“Newegg Staffing”), INOPC, INC., an Indiana corporation (“INOPC”), CAOPC, Inc., a California corporation (“CAOPC”), NJOPC, Inc., a New Jersey corporation (“NJOPC”), Newegg Logistics Services Inc., a Delaware corporation (“Newegg Logistics”), and PURE FACILITY SOLUTIONS INC., a Delaware corporation (“Pure Facility”) (Newegg Commerce, Newegg, Newegg NorAm, Newegg Americas, Newegg Canada, Magnell, Rosewill, Newegg Biz, Ozzo, Newegg Staffing, INOPC, CAOPC, NJOPC, Newegg Logistics, Pure Facility and each other Person party to the below defined Credit Agreement as a borrower from time to time, jointly and severally, collectively, “Borrowers,” and each, a “Borrower”).

The Borrowers, have entered or will enter into that certain Revolving Credit and Security Agreement, dated as of the date hereof, with the lenders from time to time party thereto (collectively, the “Lenders”) and East West Bank (“East West”), as administrative agent and collateral agent for the Lenders, and as Sole Arranger and Book Runner.

In order to induce the Lenders and the Agent to enter into the Credit Agreement, the Grantors have provided, or will provide, to the Agent, for the benefit of the Secured Parties, that certain Guaranty and Suretyship Agreement, dated as of the date hereof (the “Guaranty”) pursuant to which each Grantor has, among other things, guaranteed to the Agent and the Secured Parties the payment and performance of Borrowers’ Obligations under the Credit Agreement. As further inducement to the Agent and the Secured Parties, the Grantors have agreed to secure their obligations under the Guaranty under the terms of this Agreement.

NOW, THEREFORE, the Grantors, jointly and severally, and the Agent, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) “Collateral” shall mean and include all right, title and interest of each Grantor in all of the following personal property and assets of such Grantor, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(i) all Receivables and all supporting obligations relating thereto;

(ii) all equipment and fixtures;

(iii) all general intangibles (including all payment intangibles) and all supporting obligations related thereto, excluding any Intellectual Property but including any and all proceeds of Intellectual Property;

(iv) all Inventory;

(v) all Subsidiary Stock, securities, investment property, and financial assets (the “Investment Property Collateral”);

(vi) all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(vii) all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, tapes, disks and documents, including all of such property relating to the property described in clauses (i) through (vi) of this definition; and

(viii) all proceeds and products of the property described in clauses (i) through (viii) of this definition, in whatever form. It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Grantor for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by The Agent against such Grantor, would be sufficient to create a perfected Lien in any property or assets that such Grantor may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the UCC) in which a security interest is created or arises solely pursuant to Section 9-315 of the UCC).

Notwithstanding the foregoing, Collateral shall not include any of the following Property:

(i) Inventory consigned to any Grantor by any Person other than another Grantor or a Borrower;

(ii) assets held by any Grantor for the benefit of others, such as prepayments for goods or services not yet rendered to customers;

(iii) any asset of a Grantor that is subject to a purchase-money security interest relating to the financing of such asset; and

(iv) any Excluded Property.

(b) “Obligations” shall have the meaning set forth in the Credit Agreement.

(c) “UCC” means the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the State whose law governs pursuant to the Section of this Agreement entitled “Governing Law and Jurisdiction.”

(d) Initially capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

2. Grant of Security Interest. To secure the Obligations, each Grantor hereby collaterally assigns and grants to the Agent, for the benefit of the Secured Parties, a continuing lien on and security interest in the Collateral. If the Collateral includes certificated securities, documents or instruments, such certificates are herewith delivered to the Agent accompanied by duly executed blank stock or bond powers or assignments as applicable. Each Grantor hereby authorizes the transfer of possession of all certificates, instruments, documents and other evidence of the Collateral to the Agent.

3. [Reserved].

4. Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to the Agent and the Secured Parties as follows:

(a) (i) There are no restrictions on the pledge or transfer of any of the Investment Property Collateral, other than restrictions referenced on the face of any certificates evidencing such Investment Property Collateral; (ii) such Grantor is the legal owner of the Investment Property Collateral pledged by it hereunder, which is registered in the name of such Grantor, the Custodian (as hereinafter defined) or a nominee; (iii) the Investment Property Collateral is free and clear of any security interests, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind, except for the Liens granted to The Agent and Permitted Encumbrances; (iv) such Grantor has the right to transfer the Investment Property Collateral free of any encumbrances other than Permitted Encumbrances and such Grantor will defend its title to the Investment Property Collateral against the claims of all persons, and any registration with, or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body which was or is necessary for the validity of the pledge of and grant of the security interest in the Investment Property Collateral has been obtained; (v) the pledge of and grant of the security interest in the Investment Property Collateral is effective to vest in the Agent a valid and perfected first priority security interest in and to the Investment Property Collateral as set forth herein and (vi) none of the operating agreements, limited partnership agreements or other agreements governing any Investment Property Collateral provide that the Equity Interests governed thereby are securities governed by Article 8 of the UCC as in effect in any relevant jurisdiction;

(b) Exhibit B hereto sets forth, among other things, a true, correct and complete list as of the Closing Date of (i) such Grantor’s type and jurisdiction of organization (or, for individuals only, principal residence), (ii) each place of business of such Grantor, (iii) the chief executive office of such Grantor, (iv) the location, by state and street address, of all Real Property owned or leased by such Grantor, identifying which properties are owned and which are leased, together with the names and addresses of any landlords, and (v) all deposit accounts (including all Depository Accounts), securities accounts and investment accounts of such Grantor and its Subsidiaries;

(c) With respect to the Collateral, at the time the Collateral becomes subject to the Agent’s security interest: (i) each Grantor shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to the Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever, (ii) each document and agreement executed by each Grantor or delivered to the Agent or any Lender in connection with this Agreement shall be true and correct in all respects; and (iii) all signatures and endorsements of each Grantor that appear on such documents and agreements shall be genuine and each Grantor shall have full capacity to execute same;

(d) Except as respects the financing statements filed by the Agent, financing statements described on Schedule 1.2 to the Credit Agreement, and financing statements filed in connection with Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office; and

(e) Each Grantor hereby makes to the Agent and the Secured Parties each of the representations and warranties set forth in the Credit Agreement applicable to Borrowers (other than those set forth in Sections 5.5, 5.20, 5.21 and 5.22 thereto), fully as though Guarantor were a party thereto as a “Borrower,” and such representations and warranties are incorporated herein by this reference, mutatis mutandis.

5. Covenants. Each Grantor covenants that it shall:

(a) if all or part of the Investment Property Collateral constitutes “margin stock” within the meaning of Regulation U of the Federal Reserve Board (or any similar Applicable Law), cause the applicable Borrower, to execute and deliver Form U-1 (or similar form under any similar Applicable Law) to the Agent and, unless otherwise agreed in writing between the Borrowers and the Agent, no part of the proceeds of the Obligations may be used to purchase or carry margin stock;

(b) not invoke, and hereby waives its rights under, any statute under any Applicable Law which permits the re-characterization of any portion of the Investment Property Collateral to be interest or income;

(c) not incur, create, assume or permit to exist any pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Investment Property Collateral or assign, pledge or otherwise encumber any right to receive income from the Investment Property Collateral, other than in favor of the Agent or a Permitted Encumbrance;

(d) if the Investment Property Collateral includes securities or any other financial or other asset maintained in a securities account, then such Grantor agrees to cause the securities intermediary on whose books and records the ownership interest of such Grantor in such Investment Property Collateral appears (the “Custodian”) to execute and deliver, contemporaneously herewith, a notification and control agreement or other agreement (the “Control Agreement”) satisfactory to the Agent in order to perfect and protect the Agent’s security interest in such Investment Property Collateral;

(e) (i) not change its (x) legal name, (y) form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), or (z) its jurisdiction of organization, or (ii) become (or attempt or purport to become) organized in more than one jurisdiction, or (iii) otherwise amend, modify or waive any term or material provision of its Organizational Documents unless required by Applicable Law, in any such case without (1) giving at least thirty (30) days prior written notice of such intended change to the Agent, (2) having received from the Agent confirmation that the Agent has taken all steps necessary for the Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral belonging to such Grantor and in the Equity Interests of such Grantor which are Collateral and (3) in any case under clause (iii), having received the prior written consent of the Agent and Required Lenders to such amendment, modification or waiver;

(f) designate and shall cause all of its Subsidiaries to designate (i) their limited liability company membership interests or partnership interests as the case may be, as securities as contemplated by the definition of “security” in Section 8-102(15) and Section 8-103 of Article 8 of the UCC, and (ii) certificate and deliver to the Agent such limited liability company membership interests and partnership interests, as applicable;

(g) mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Agent’s security interest in the Collateral and shall cause its financial statements to reflect such security interest;

(h) provide the Agent with written notice of all commercial tort claims promptly upon the occurrence of any events giving rise to any such claim(s) (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title together with the applicable court and docket number. Upon delivery of each such notice, such Grantor shall be deemed to thereby grant to the Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof;

(i) defend the Agent’s interests in the Collateral against any and all Persons whatsoever;

(j) provide the Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights, and at the Agent’s request shall take such actions as the Agent may reasonably request for the perfection of the Agent’s security interest therein;

(k) take all action that may be necessary or desirable, or that the Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Agent’s security interest in and Lien on the Collateral or to enable the Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining Lien Waiver Agreements, (iii) delivering to the Agent, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, customs and freight agreements and other custodial arrangements satisfactory to the Agent, (v) to the extent that Intellectual Property hereafter becomes Collateral pursuant to the terms of the Credit Agreement, executing, in form satisfactory to the Agent, supplemental security agreements, in form suitable for recording, with respect to Collateral consisting of U.S. registered copyrights or copyright applications, U.S. registered patents or patent applications or U.S. registered trademarks or trademark applications, (vi) executing, and causing depository institutions or securities intermediaries to execute, pledge agreements, Control Agreements or other agreements as the Agent, in its Permitted Discretion, deems necessary in order to perfect or protect the validity and priority of its security interest in such Collateral, in each case in a form satisfactory to the Agent in its Permitted Discretion, and (vii) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to the Agent, relating to the creation, validity, perfection, maintenance or continuation of the Agent’s security interest and Lien under the UCC or other Applicable Law. All charges, expenses and fees the Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at the Agent’s option, shall be paid by Grantors to the Agent for its benefit and for the ratable benefit of Secured Parties immediately upon demand;

(l) not open any new deposit account, securities account or investment account unless (i) such Grantor shall have given at least thirty (30) days prior written notice to the Agent and (ii) if such account is to be maintained with a bank, depository institution or securities intermediary that is not the Agent, such bank, depository institution or securities intermediary, each applicable Grantor and the Agent shall first have entered into an account control agreement in form and substance satisfactory to the Agent sufficient to give the Agent “control” (for purposes of Articles 8 and 9 of the UCC) over such account; and

(m) do or not do (as applicable) each of the things set forth in the Credit Agreement that a Borrower agrees and covenants to do or not do (as applicable) or cause its Subsidiaries or any Guarantor to do or not do (as applicable), in each case, fully as though such Grantor was a party thereto as a “Borrower,” and such agreements and covenants are incorporated herein by this reference, mutatis mutandis.

6. Negative Pledges; No Transfer; Double Negative Pledge on IP;

(a) Except as permitted in the Credit Agreement, without limiting any other provision hereof, no Grantor will sell or offer to sell or otherwise transfer or grant or allow the imposition of a Lien upon the Collateral, will not allow any third party to gain control of all or any part of the Collateral, and will not use any portion thereof in any manner inconsistent with this Agreement, the Credit Agreement, or with the terms and conditions of any policy of insurance thereon.

(b) Except pursuant to this Agreement and the Other Documents, no Guarantor shall enter into any agreement, document or instrument that limits the ability of any Borrower or Guarantor to create, incur or suffer to exist any Lien on its Intellectual Property in favor of the Agent.

7. Inspections of Premises; Exculpation of Liability.

(a) At all reasonable times and from time to time as often as the Agent shall elect in its sole discretion, the Agent and each Secured Party shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Grantor’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Grantor’s business. The Agent, any Secured Party and their respective agents may enter upon any premises of any Grantor at any time during business hours and at any other reasonable time, and from time to time as often as the Agent shall elect in its sole discretion, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Grantor’s business.

(b) Nothing herein contained shall be construed to constitute the Agent or any Secured Party as any Grantor’s agent for any purpose whatsoever, nor shall the Agent or any Secured Party be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither the Agent nor any Secured Party, whether by anything herein or in any assignment or otherwise, assume any Grantor’s obligations under any contract or agreement assigned to the Agent or such Grantor, and neither the Agent nor any Secured Party shall be responsible in any way for the performance by any Grantor of any of the terms and conditions thereof.

8. Authority to File Financing Statements. By its signature hereon, each Grantor hereby irrevocably authorizes the Agent to execute (on behalf of the Grantor) and file against such Grantor one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to the Agent in its Permitted Discretion, and the Grantors will pay the cost of preparing and filing the same in all jurisdictions in which such filing is deemed by the Agent to be necessary or desirable in order to perfect, preserve and protect its security interests.

9. Remedies.

(a) Upon the occurrence of any Event of Default, the Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Credit Agreement, under the Other Documents, under the UCC and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. The Agent may enter any premises of any Grantor without legal process and without incurring liability to any Grantor therefor, and the Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as the Agent may deem advisable and the Agent may require Grantors to make the Collateral available to the Agent at a convenient place. With or without having the Collateral at the time or place of sale, the Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as the Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give Grantors reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale the Agent or any Secured Party may bid (including credit bid) for and become the purchaser, and the Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Grantor. In connection with the exercise of the foregoing remedies, including the sale of Inventory, the Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and the Agent is granted permission to use all of each Grantor’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 of the Credit Agreement. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Grantors shall remain liable to the Agent and Secured Parties therefor.

(b) To the extent that Applicable Law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent: (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) unless required by Applicable Law, to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 9(b) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9(b). Without limitation upon the foregoing, nothing contained in this Section 9(b) shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 9(b).

(c) The Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies the Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of the Agent’s or Lenders’ rights hereunder as against Grantors or each other.

(d) In addition to any other rights which the Agent or any Secured Party may have under Applicable Law, upon the occurrence of an Event of Default, the Agent and each Secured Party shall have a right, immediately and without notice of any kind, to apply any Grantor’s property held by the Agent and such Secured Party or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to the Agent and such Secured Party with respect to any deposits held by the Agent or such Secured Party.

(e) Following the occurrence of a Default or Event of Default, in addition to the rights and remedies set forth above, the Agent: (i) may at any time take such steps as the Agent reasonably deems necessary to protect the Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as the Agent may deem appropriate; (ii) may employ and maintain at any premises of any Grantor a custodian who shall have full authority to do all acts necessary to protect the Agent’s interests in the Collateral; (iii) may lease warehouse facilities to which the Agent may move all or part of the Collateral; (iv) may use any Grantor’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (v) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any owned or leased property of any Grantor. Each Grantor shall cooperate fully with all of the Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Agent may direct. All of the Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

(f) At any time following demand by the Agent for payment of all Obligations, the Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If the Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to the Agent at a place reasonably convenient to the Agent.

(g) At any time following the occurrence of an Event of Default or a Default, (i) the Agent shall have the right to send notice of the assignment of, and the Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral and (ii) the Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. The Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(h) The Agent shall have the right to receive, endorse, assign and/or deliver in the name of the Agent or any Grantor any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Grantor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Grantor hereby constitutes the Agent or the Agent’s designee as such Grantor’s attorney with power (i) at any time: (A) to endorse such Grantor’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Grantor’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Grantor’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by the Agent to preserve, protect, or perfect the Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Grantor at any post office box/lockbox maintained by the Agent for Grantors or at any other business premises of the Agent; and (ii) at any time following the occurrence of a Default or an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables; (I) to change the address for delivery of mail addressed to any Grantor to such address as the Agent may designate; and (J) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

(i) Neither the Agent nor any Secured Party shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

(j) At any bona fide public sale, and to the extent permitted by Applicable Law, at any private sale, the Agent shall be free to purchase all or any part of the Investment Property Collateral, free of any right or equity of redemption in any Grantor or any Borrower, which right or equity is hereby waived and released. Any such sale may be on cash or credit. The Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Investment Property Collateral for their own account in compliance with Regulation D of the Securities Act of 1933 (the “Act”) or any other applicable exemption available under such Act. The Agent will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. The Agent may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Investment Property Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Agent may sell such Investment Property Collateral at any time without giving prior notice to any Grantor. Whenever notice is otherwise required by Applicable Law to be sent by the Agent to any Grantor of any sale or other disposition of the Investment Property Collateral, ten (10) days written notice sent to such Grantor at its address specified above will be reasonable.

(k) Each Grantor recognizes that the Agent may be unable to effect or cause to be effected a public sale of the Investment Property Collateral by reason of certain prohibitions contained in the Act, so that the Agent may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Investment Property Collateral for their own account, for investment and without a view to the distribution or resale thereof. Each Grantor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Investment Property Collateral were sold at public sales, and agrees that the Agent has no obligation to delay or agree to delay the sale of any of the Investment Property Collateral for the period of time necessary to permit the issuer of the securities which are part of the Investment Property Collateral (even if the issuer would agree), to register such securities for sale under the Act. Each Grantor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(l) The net proceeds arising from the disposition of the Investment Property Collateral after deducting expenses incurred by the Agent will be applied to the applicable Obligations in the order determined by the Agent. If any excess remains after the discharge of all of the applicable Obligations, the same will be paid to the applicable Grantor. If after exhausting all of the Investment Property Collateral there is a deficiency, the Grantors will be liable therefor to the Agent; provided, however, that nothing contained herein will obligate the Agent to proceed against any Grantor, any Borrower or any other person obligated under the Obligations or against any other Collateral for the relevant Obligations prior to proceeding against the Investment Property Collateral.

(m) If any demand is made at any time upon the Agent for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Agent repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Grantors will be and remain liable for the amounts so repaid or recovered to the same extent as if such amount had never been originally received by the Agent. The provisions of this Section will be and remain effective notwithstanding the release of any of the Investment Property Collateral by the Agent in reliance upon such payment (in which case the Grantors’ liability will be limited to an amount equal to the fair market value of the Investment Property Collateral determined as of the date such Investment Property Collateral was released) and any such release will be without prejudice to the Agent’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable. This Section shall survive the termination of this Pledge Agreement.

10. Voting Rights and Transfer. Prior to the occurrence of an Event of Default, the Grantors will have the right to exercise all voting rights with respect to the Investment Property Collateral. At any time after the occurrence and during the continuation of an Event of Default, the Agent may transfer any or all of the Investment Property Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Investment Property Collateral, but no such transfer shall constitute a taking of such Investment Property Collateral in satisfaction of any or all of the applicable Obligations unless the Agent expressly so indicates by written notice to the Grantors.

11. Dividends, Interest and Premiums. The Grantors will have the right to receive all cash dividends, interest and premiums declared and paid on the Investment Property Collateral prior to the occurrence of any Event of Default. In the event any additional shares are issued to any Grantor as a stock dividend or in lieu of interest on any of the Investment Property Collateral, as a result of any split of any of the Investment Property Collateral, by reclassification or otherwise, any certificates evidencing any such additional shares will be promptly delivered to the Agent and such shares will be subject to this Pledge Agreement and a part of the Investment Property Collateral to the same extent as the original Investment Property Collateral. After notice to the Grantors at any time after the occurrence of an Event of Default, the Agent shall be entitled to receive, for application to the applicable Obligations, all cash or stock dividends, interest and premiums declared or paid on the Investment Property Collateral.

12. Payment of Expenses. At its option, the Agent may discharge Taxes, Liens and Charges (other than Permitted Encumbrances) as may attach to the Collateral. The Grantors will reimburse the Agent on demand for any payment so made or any expense incurred by the Agent pursuant to the foregoing authorization in accordance with the terms of the Credit Agreement (to the extent applicable thereto).

13. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and shall be given in the manner set forth in Section 16.6 of the Credit Agreement.

14. Preservation of Rights. No delay or omission on the Agent’s or any Secured Party’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Agent’s or any Secured Party’s action or inaction impair any such right or power. The Agent’s and the Secured Parties’ rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Agent or any Secured Party may have under other agreements, at law or in equity. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by Applicable Law, all of which shall be cumulative and not alternative.

15. Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by any Grantor from, any provision of this Agreement will be effective unless made in a writing signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor will entitle any Grantor to any other or further notice or demand in the same, similar or other circumstance.

17. Entire Agreement. This Agreement (including the documents and instruments referred to herein), together with the Credit Agreement and the Other Documents, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

18. Counterparts. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

19. Successors and Assigns. This Agreement will be binding upon each Grantor and their respective successors and assigns, and inure to the benefit of the Agent, the Secured Parties and their respective successors and assigns, as permitted under the Credit Agreement. No Grantor may assign this Agreement in whole or in part without the Agent’s prior written consent and the Agent and the Secured Parties may at any time assign their respective interests in this Agreement in whole or in part in accordance with the terms of the Credit Agreement.

20. Interpretation. All terms used herein and defined in the UCC as adopted in the State of New York from time to time shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts,” “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims,” “deposit accounts,” “documents,” “equipment,” “financial asset,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “letter-of-credit rights,” “payment intangibles,” “proceeds,” “promissory note,” “securities,” “software” and “supporting obligations” as and when used in the description of Collateral shall have the respective meanings given to such terms in Articles 8 or 9 of the UCC. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which the Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in Pasadena, California. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of the Agent, any agreement entered into by the Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by the Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by the Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agent and Lenders. Wherever the phrase “to the best of [a Person’s] knowledge” or words of similar import relating to the knowledge or the awareness of any Person are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of such Person or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Person and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder. The obligations of the Grantors under this Agreement are joint and several.

21. Indemnity. Each Grantor shall defend, protect, indemnify, pay and save harmless the Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each, an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including reasonable fees and disbursements of counsel (including commercially reasonable allocated costs of internal counsel) (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby; (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby; (iii) any Grantor’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents; (iv) the enforcement of any of the rights and remedies of the Agent, Issuer or any Lender under the Agreement and the Other Documents; (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Grantor or any Affiliate or Subsidiary of any Grantor; and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not the Agent or any Secured Party is a party thereto. Without limiting the generality of any of the foregoing, each Grantor shall defend, protect, indemnify, pay and save harmless each Indemnified Party from (x) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder and (y) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with the Real Property, any Hazardous Discharge, the presence of any Hazardous Materials affecting the Real Property (whether or not the same originates or emerges from the Real Property or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any of the Real Property under any Environmental Laws and any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of the Agent or any Lender. Grantors’ obligations under this Section 21 shall arise upon the discovery of the presence of any Hazardous Materials at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the Indemnified Parties by any Person under any Environmental Laws or similar laws by reason of any Grantor’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Materials and Hazardous Waste, or other Toxic Substances. Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of the Agent and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by the Agent, Lenders or Borrowers on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse the Agent and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the Indemnified Parties harmless from and against all liability in connection therewith.

22. Agreement to be Bound. Each Grantor hereby agrees to be bound by each and all of the terms and provisions of the Credit Agreement applicable to a Borrower, other than (a) any term or provision is incapable of being applicable to any Grantor and (y) those terms and provisions in Sections 1.1 and 1.2, Article II, Sections 3.9, 4.7, 5.5, 5.20, 5.21, 5.22, 6.5, 6.9, 8.1, 9.2, 9.7, 9.8, 9.12, 9.13, 9.18, and 10.3 thereto.

23. Governing Law and Jurisdiction. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York, without regard to any conflict of laws principles which would have the effect of applying the laws of any other jurisdiction. Any judicial proceeding brought by or against any Grantor with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Grantor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Grantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 of the Credit Agreement and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent’s option, by service upon Borrowing Agent which each Grantor irrevocably appoints as such Grantor’s agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by Applicable Law or shall limit the right of the Agent or any Lender to bring proceedings against any Grantor in the courts of any other jurisdiction. Each Grantor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Grantor waives the right to remove any judicial proceeding brought against such Grantor in any state court to any federal court. Any judicial proceeding by any Grantor against the Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

24. JURY TRIAL WAIVER; JUDICIAL REFERENCE.

(a) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(b) JUDICIAL REFERENCE. IN THE EVENT THAT ANY ACTION OR PROCEEDING IS COMMENCED OR MAINTAINED IN ANY COURT IN THE STATE OF CALIFORNIA WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM (EACH, A “CONTROVERSY”) BETWEEN ANY OF THE PARTIES TO THIS AGREEMENT OR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, AND THE WAIVER OF JURY TRIAL SET FORTH IN SECTION 24(a) ABOVE IS NOT ENFORCEABLE, AND EACH PARTY TO SUCH ACTION DOES NOT SUBSEQUENTLY WAIVE IN AN EFFECTIVE MANNER UNDER CALIFORNIA LAW ITS RIGHT TO A TRIAL BY JURY, THE PARTIES HERETO HEREBY ELECT TO PROCEED AS FOLLOWS:

(i) WITH THE EXCEPTION OF THE ITEMS SPECIFIED IN CLAUSE (ii) BELOW, ALL CONTROVERSIES WILL BE RESOLVED BY A REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 638, ET SEQ. OF THE CALIFORNIA CODE OF CIVIL PROCEDURE (“CCP”), OR THEIR SUCCESSOR SECTIONS, WHICH SHALL CONSTITUTE THE EXCLUSIVE REMEDY FOR THE RESOLUTION OF ANY CONTROVERSY, INCLUDING WHETHER THE CONTROVERSY IS SUBJECT TO THE REFERENCE PROCEEDING. EXCEPT AS OTHERWISE PROVIDED ABOVE, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN ANY COURT IN WHICH VENUE IS APPROPRIATE UNDER APPLICABLE LAW (THE “COURT”).

(ii) THE MATTERS THAT SHALL NOT BE SUBJECT TO A REFERENCE ARE THE FOLLOWING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN PERSONAL PROPERTY; (B) EXERCISE OF SELF HELP REMEDIES (INCLUDING SET-OFF); (C) APPOINTMENT OF A RECEIVER; AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) AND (B) OR TO SEEK OR OPPOSE FROM A COURT OF COMPETENT JURISDICTION ANY OF THE ITEMS DESCRIBED IN CLAUSES (C) AND (D). THE EXERCISE OF, OR OPPOSITION TO, ANY OF THOSE ITEMS DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PURSUANT TO THIS AGREEMENT.

(iii) THE REFEREE SHALL BE A RETIRED JUDGE OR JUSTICE SELECTED BY MUTUAL WRITTEN AGREEMENT OF THE PARTIES. IF THE PARTIES DO NOT AGREE WITHIN TEN (10) DAYS OF A WRITTEN REQUEST TO DO SO BY ANY PARTY, THEN, UPON REQUEST OF ANY PARTY, THE REFEREE SHALL BE SELECTED BY THE PRESIDING JUDGE OF THE COURT (OR HIS OR HER REPRESENTATIVE). A REQUEST FOR APPOINTMENT OF A REFEREE MAY BE HEARD ON AN EX PARTE OR EXPEDITED BASIS, AND THE PARTIES AGREE THAT IRREPARABLE HARM WOULD RESULT IF EX PARTE RELIEF IS NOT GRANTED.

(iv) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT THAT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AT ANY HEARING CONDUCTED BEFORE THE REFEREE, AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH A REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR THE COURT REPORTER. SUBJECT TO THE REFEREE’S POWER TO AWARD COSTS TO THE PREVAILING PARTY, BORROWERS WILL PAY THE COST OF THE REFEREE AND ALL COURT REPORTERS.

(v) THE REFEREE SHALL BE REQUIRED TO DETERMINE ALL ISSUES IN ACCORDANCE WITH EXISTING APPLICABLE CASE LAW AND STATUTORY LAW. THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE COURT WILL BE APPLICABLE TO THE REFERENCE PROCEEDING. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF, ENTER EQUITABLE ORDERS THAT WILL BE BINDING ON THE PARTIES AND RULE ON ANY MOTION THAT WOULD BE AUTHORIZED IN A COURT PROCEEDING. THE REFEREE SHALL ISSUE A DECISION AT THE CLOSE OF THE REFERENCE PROCEEDING WHICH DISPOSES OF ALL CLAIMS OF THE PARTIES THAT ARE THE SUBJECT OF THE REFERENCE. PURSUANT TO CCP SECTION 644, SUCH DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT OR AN ORDER IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT AND ANY SUCH DECISION WILL BE FINAL, BINDING AND CONCLUSIVE. THE PARTIES RESERVE THE RIGHT TO APPEAL FROM THE FINAL JUDGMENT OR ORDER OR FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE. THE PARTIES RESERVE THE RIGHT TO FINDINGS OF FACT, CONCLUSIONS OF LAWS, A WRITTEN STATEMENT OF DECISION, AND THE RIGHT TO MOVE FOR A NEW TRIAL OR A DIFFERENT JUDGMENT, WHICH NEW TRIAL, IF GRANTED, IS ALSO TO BE A REFERENCE PROCEEDING UNDER THIS PROVISION.

(vi) THE PROVISIONS OF THIS SECTION 24(b) ARE INCLUDED OUT OF AN ABUNDANCE OF CAUTION AND NEITHER THE INCLUSION OF THIS SECTION 24(b), NOR ANY REFERENCE TO CALIFORNIA LAW CONTAINED HEREIN SHALL BE DEEMED TO AFFECT OR LIMIT IN ANY WAY THE PARTIES’ CHOICE OF NEW YORK LAW PURSUANT To SECTION 23 HEREOF.

25. Suretyship Defense Waivers. Each Grantor waives, to the fullest extent permitted by law, all defenses based on suretyship or impairment of collateral. Without limiting the foregoing:

(a) Each Grantor waives, to the fullest extent permitted by law (A) all rights and defenses arising out of an election of remedies by Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed any Grantor’s rights of subrogation and reimbursement against any other Grantor, any other guarantor of the Obligations or any other Person by the operation of Section 580(d) of the California Code of Civil Procedure, any comparable statute, or otherwise and (B) all rights and defenses that any Grantor may have because the Obligations are or become secured by real property, which means, among other things: (1) the Agent and the Secured Parties may collect from any Grantor without first foreclosing on any real property Collateral or personal property Collateral pledged by any other Borrower or Guarantor and (2) if the Agent forecloses on any real property pledged by any Borrower or Guarantor: (I) the amount of the Obligations may be reduced only by the price for which such real property is sold at the foreclosure sale, even if such real property is worth more than the sale price; and (II) the Agent and the Secured Parties may collect from each Grantor even if the Agent, by foreclosing on such real property, has destroyed any right any Grantor may have to collect from any other Borrower or Guarantor. The foregoing is an unconditional and irrevocable waiver of any rights and defenses each Grantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or any comparable statutes.

(b) Each Grantor expressly waives, to the fullest extent permitted by law, the effect of any statute of limitations or other limitations on any actions under this Agreement or any Other Document.

(c) To the fullest extent permitted by Applicable Law, each Grantor waives notice of any adverse change in the financial condition of any other Grantor or of any other fact or condition that might increase such Grantor’s risk hereunder. Each Grantor hereby assumes responsibility for keeping itself informed of the financial condition of the other Grantors and of all other circumstances bearing upon the risk of nonpayment of the Obligations by any Grantor, and agrees that Secured Parties have, and shall continue to have, no duty to advise any Grantor of information known to Secured Parties regarding such condition or any such circumstances. In the event Secured Parties, in their sole discretion, undertake, at any time or from time to time, to provide any such information to any Grantor, Secured Parties shall be under no obligation (i) to provide any such information to such Grantor on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, Secured Parties wish to maintain confidential. Each Grantor acknowledges and agrees that neither the Agent nor any Secured Party has made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Obligations or any Liens or security interests held by the Agent in connection therewith.

(d) The provisions of this Section 25 are included out of an abundance of caution and neither the inclusion of this Section 25, nor any reference to California law contained herein shall be deemed to affect or limit in any way the parties’ choice of New York law pursuant to Section 23 hereof.

26. Additional Provisions Regarding Certain Investment Property Collateral. The operating agreement or limited partnership agreement (as applicable) of any Domestic Subsidiary of any Grantor hereafter formed or acquired that (x) is a limited liability company or a limited partnership and (y) is required to become a Borrower under the Credit Agreement or a Guarantor with respect to the Obligations, shall contain the following language (or language to the same effect): “Notwithstanding anything to the contrary set forth herein, no restriction upon any transfer of [Membership Interests] [Partnership Interests] set forth herein shall apply, in any way, to the pledge by any [Member] [Partner] of a security interest in and to its [Membership Interests] [Partnership Interests] to East West Bank, as agent for certain Secured Parties, or its successors and assigns in such capacity (any such person, “Agent”), or to any foreclosure upon or subsequent disposition of such [Membership Interests] [Partnership Interests] by the Agent. Any transferee or assignee with respect to such foreclosure or disposition shall automatically be admitted as a [Member] [Partner] of the Company and shall have all of the rights of the [Member] [Partner] that previously owned such [Membership Interests] [Partnership Interests].”

Each Grantor acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[Signature Pages Follow]

WITNESS the due execution hereof, as of the date first written above.

GRANTORS:

NEWEGG TECH, INC.,
a Delaware corporation

By:	/s/ Yueh-Pai “Robert” Chang
Name:	Yueh-Pai “Robert” Chang
Title:	Chief Financial Officer

CHIEFVALUE.COM, INC.,
a New Jersey corporation

By:	/s/ Yueh-Pai “Robert” Chang
Name:	Yueh-Pai “Robert” Chang
Title:	Chief Financial Officer

Signature Page to Pledge and Security Agreement (Newegg)

AGENT:

EAST WEST BANK

By:
Name:	Linda Lee
Title:	Senior Vice President

Signature Page to Pledge and Security Agreement (Newegg)